EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 16, 2010 relating to the consolidated financial statements of Omega Flex, Inc. and subsidiaries for the years ended December 31, 2009 and 2008, included in this Form 10-K, into the Company’s previously filed Registration Statement on Form S-8 (File No 333-135515).

/s/ Caturano & Company, P.C.

CATURANO & COMPANY, P.C.

Boston, Massachusetts

March 16, 2010